Exhibit 99.1

Investor/Press Contact:	Company Contact:
Marge Boccuti	Howard M. Sipzner
Manager, Investor Relations	EVP & CFO
Brandywine Realty Trust	Brandywine Realty Trust
610-832-7702	610-832-4907
marge.boccuti@bdnreit.com	howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Commencement of Public Offering of Common Shares
RADNOR, PA, May 27, 2009 — Brandywine Realty Trust (the “Company”) (NYSE: BDN) announced today that it has commenced a public offering of 30 million common shares. In addition, the Company expects to grant to the underwriters for the public offering an option for 30 days to purchase up to 4.5 million additional common shares to cover overallotments, if any. Merrill Lynch & Co., J.P.Morgan and Citi will serve as the joint book-running managers.
The Company plans to use the net proceeds from the sale of common shares in this offering to reduce outstanding borrowings under its $600 million unsecured revolving credit facility and for general corporate purposes.
This offering will be made pursuant to a prospectus supplement being filed today to the Company’s prospectus, dated April 29, 2009, filed as part of the Company’s effective shelf registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Copies of the preliminary prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, New York 10080; J.P.Morgan, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11425, (718) 242-8002, and Citi, Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 37.3 million square feet, including 26.1 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100, Radnor PA 19087	Phone: (610) 325-5600 • www.brandywinerealty.com